                                                      REGISTRATION NO. 333-_____

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           FAMILY GOLF CENTERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                 11-3223246
        (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
        INCORPORATION OR ORGANIZATION)

                     DOMINIC CHANG, CHIEF EXECUTIVE OFFICER
                           FAMILY GOLF CENTERS, INC.
                              538 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                                 (516) 694-1666

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                    EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                           FAMILY GOLF CENTERS, INC.
                           1998 OPTION AND AWARD PLAN
                            (FULL TITLE OF THE PLAN)

                                    COPY TO:
                             KENNETH R. KOCH, ESQ.
                  SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP
                                551 FIFTH AVENUE
                            NEW YORK, NEW YORK 10176
                                 (212) 661-6500

                        CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------------------- ----------------------- ------------------ ----------------
TITLE OF SECURITIES                           AMOUNT                      PROPOSED             PROPOSED          AMOUNT OF
TO BE REGISTERED                              TO BE                       MAXIMUM               MAXIMUM        REGISTRATION
                                          REGISTERED (1)               OFFERING PRICE          AGGREGATE            FEE
                                                                       PER SHARE (2)        OFFERING PRICE
-------------------------------- --------------------------------- ----------------------- ------------------ ----------------
COMMON STOCK, PAR VALUE $.01          1, 500,000 SHARES (3)               $17.313           $25,969,500.00       $7,219.52
PER SHARE

-------------------------------- --------------------------------- ----------------------- ------------------ ----------------
COMMON STOCK, PAR VALUE $.01            22,500 SHARES (4)                 $17.875             $389,542.50         $108.29
PER SHARE

-------------------------------- --------------------------------- ----------------------- ------------------ ----------------

(1) PLUS SUCH INDETERMINATE NUMBER OF SHARES PURSUANT TO RULE 416 AS MAY BE ISSUED IN RESPECT OF STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR TRANSACTIONS.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(H) UNDER THE SECURITIES ACT OF 1933 ON THE AVERAGE HIGH AND LOW PRICES FOR THE COMMON STOCK, AS REPORTED ON THE NASDAQ NATIONAL MARKET ON JANUARY 12, 1999.

(3) THE NUMBER OF SHARES OF COMMON STOCK BEING REGISTERED REPRESENTS 1,500,000 SHARES OF COMMON STOCK THAT MAY BE ISSUED ON THE DATE HEREOF UNDER THE FAMILY GOLF CENTERS, INC. 1998 STOCK OPTION AND AWARD PLAN (THE "PLAN") PURSUANT TO STOCK AWARDS AND/OR OPTIONS ISSUED OR TO BE ISSUED UNDER THE PLAN.

(4) THE NUMBER OF SHARES OF COMMON STOCK BEING REGISTERED REPRESENTS 22,500 SHARES OF COMMON STOCK THAT WERE ISSUED TO AN OFFICER OF THE COMPANY AS A RESTRICTED STOCK AWARD OUTSIDE THE PLAN PURSUANT TO AN EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND SUCH OFFICER.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         A PROSPECTUS CONTAINING INFORMATION SPECIFIED BY PART I OF THIS FORM S-8 REGISTRATION STATEMENT (THE "REGISTRATION STATEMENT") HAS BEEN OR WILL BE SENT OR GIVEN TO PARTICIPANTS IN THE PLAN AS SPECIFIED IN RULE 428(B)(1) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). EACH SUCH PROSPECTUS SHALL CONSTITUTE A SECTION 10(A) PROSPECTUS AND IS INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT.

                                EXPLANATORY NOTE

         THIS REGISTRATION STATEMENT INCLUDES A PROSPECTUS, PREPARED IN ACCORDANCE WITH THE REQUIREMENTS OF PART I OF FORM S-3, WHICH, PURSUANT TO GENERAL INSTRUCTION C OF FORM S-8, MAY BE USED FOR THE OFFER AND SALE (I) BY CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY WHO MAY BE DEEMED TO BE "AFFILIATES" OF THE COMPANY, AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT, OF SECURITIES REGISTERED HEREUNDER AND (II) BY CERTAIN HOLDERS OF "RESTRICTED SECURITIES," AS THAT TERM IS DEFINED IN RULE 144(A)(3) UNDER THE SECURITIES ACT, OF SECURITIES REGISTERED HEREUNDER.

                                   PROSPECTUS
                      ------------------------------------

                           FAMILY GOLF CENTERS, INC.
                      ------------------------------------

                        1,522,500 SHARES OF COMMON STOCK

         This Prospectus relates to offers and sales of up to 1,500,000 shares ("Plan Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Family Golf Centers, Inc., a Delaware corporation (the "Company"), that have been or will be acquired by certain directors, employees, officers, agents, consultants and independent contractors of the Company or any subsidiary thereof (the "Selling Stockholders") some of whom may be deemed to be "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933 (the "Securities Act"), upon the grant of restricted stock awards ("Awards") or the exercise of options (the "Options") granted pursuant to the Family Golf Centers, Inc. 1998 Stock Option and Award Plan (the "Plan"). In addition, this Prospectus relates to offers and sales of up to 22,500 shares ("Additional Shares," and together with the Plan Shares, the "Shares") of Common Stock of the Company that were acquired by an officer of the Company as a restricted stock award outside the Plan pursuant to an employment agreement between the Company and such officer. See "Selling Stockholders." The Common Stock is quoted on the Nasdaq National Market(R) (the "Nasdaq National Market") under the symbol "FGCI." The closing sales price for the Common Stock on January 12, 1999 was $17 3/16 per share.

         Shares covered by this Prospectus may be offered and sold from time to time directly by the Selling Stockholders or through brokers on the Nasdaq National Market or otherwise at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. No underwriting arrangements have been entered into by the Selling Stockholders. No specified brokers or dealers have been designated by the Selling Stockholders, and no agreement has been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Prospectus. The distribution of the Shares by the Selling Stockholders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such Shares as principals. The net proceeds to the Selling Stockholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any of the proceeds from sales by any of the Selling Stockholders. The Selling Stockholders, and any broker-dealers, or agents, through whom the Shares are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See "Plan of Distribution."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMMON STOCK OFFERED HEREBY INVOLVES A SUBSTANTIAL DEGREE OF RISK.
                    SEE "RISK FACTORS" COMMENCING ON PAGE 5.

         No dealer, salesman, or any other person has been authorized to give any information or to make any representation other than as contained or incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the information herein since the date hereof. See "Risk Factors."

            -------------------------------------------------------
                The date of this Prospectus is January 15, 1999

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act with respect to the offering and sale from time to time of the Shares. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed or incorporated by reference as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. Additionally, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information statements with the Commission. Copies of such materials may be inspected without charge at the offices of the Commission, and copies of all or any part thereof may be obtained from the Commission's public reference facilities at 450 Fifth Street, N.W., Washington D.C. 20549 or at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. In addition, the Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding the Company (http://www.sec.gov). The Common Stock is quoted on the Nasdaq National Market under the symbol "FGCI." Reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Incorporated herein by reference and made a part of this Prospectus are the following: (1) the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997; (2) the Company's Proxy Statement on Schedule 14A filed with the Commission on May 15, 1998; (3) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; (4) the Company's Current Reports on Form 8-K dated January 30, 1998, April 2, 1998, June 16, 1998, June 30, 1998, July 20, 1998 and December 2,
1998; (5) the Company's Amendments to Current Reports on Form 8-K/A dated January 30, 1998, June 30, 1998 and December 2, 1998 and (6) the description of the Common Stock which is registered under Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form 8-A dated November 8, 1994. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein (not including exhibits to the information that is incorporated by reference herein). Requests for such information should be directed to: Family Golf Centers, Inc., 538 Broadhollow Road, Melville, New York 11747; Attention: Chief Executive Officer. The Company's telephone number is: (516) 694-1666.


               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Certain statements included or incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company with respect to the Company's acquisition and financing plans, (ii) trends affecting the Company's financial condition or results of operations, (iii) the impact of competition and (iv) the expansion of certain operations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained or incorporated by reference in this Prospectus, including, without limitation, the information under "Risk Factors," identifies important factors that could cause or contribute to such differences.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and the financial statements and the notes thereto contained or incorporated by reference herein. Unless the context otherwise requires, references to "Family Golf" and the "Company" are to Family Golf Centers, Inc. together with its subsidiaries. Unless otherwise indicated, the information in this Prospectus has been adjusted to give effect to a three-for-two stock split in the form of a stock dividend (the "Stock Split") distributed on May 4, 1998. Each prospective investor is urged to read this Prospectus in its entirety. This Prospectus contains "forward-looking statements" which involve certain unknown risks and uncertainties which may cause actual results to differ materially from those in the forward-looking statements.


                                  THE COMPANY

         Family Golf is the leading consolidator and operator of golf centers in North America. The Company's golf centers provide a wide variety of practice and play opportunities, including facilities for driving, chipping, putting, pitching and sand play. The Company's golf centers typically offer full-line pro shops, golf lessons instructed by PGA-certified golf professionals and other amenities such as miniature golf and snack bars to encourage family participation. The Company has a proven track record of successfully identifying, acquiring and integrating golf centers, having grown from one golf facility in 1992 to 118 as of December 31, 1998, including 10 facilities under construction. In addition, in order to generate additional sources of revenue, attract a more diverse customer base and offset the seasonality of its core golf business, the Company has selectively acquired, constructed and begun operating complementary sports and family entertainment facilities, including ice rinks and "Family Sports Supercenters." Family Sports Supercenters have two or more sports-related attractions (including at least one of the Company's core sports-related attractions: golf centers and ice rinks), and may include other sports-related attractions, as well as a variety of family entertainment activities. The Company currently operates eight stand-alone ice rink facilities, manages 16 additional ice rink facilities and operates three Family Sports Supercenters.

         The Company's golf centers are typically larger, more attractive and offer more amenities than the average golf center. The Company believes that it attracts customers to its golf centers due to the quality, convenience and comfort of its facilities and their appeal to the whole family. The Company's golf centers are designed around a driving range with target greens, bunkers and sand traps to simulate golf course conditions. Generally, the Company's ranges are lighted to permit night play and the hitting tees are enclosed or sheltered in a climate-controlled environment. In certain cases, all or a portion of the range is enclosed under an air inflated dome to permit all-weather play. In addition to a driving range, the Company's golf centers typically include a number of amenities designed to appeal to golfers and their families. Typical amenities include a 4,000-6,000 square foot clubhouse, a full-line pro shop stocked with golf merchandise from leading brand-name manufacturers and the Company's private label products, PGA-certified golf instructors, landscaped miniature golf courses and a short game practice area (including a putting green and sand traps). A number of the Company's golf centers also include golf courses, consisting primarily of executive and par-3 courses.

         The Company was incorporated in Delaware in 1994. Its Company's principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and its telephone number is (516) 694-1666. The Company's World Wide Web address is http://www.familygolf.com. The contents of the Company's web-site are not part of this Prospectus.

                                  RISK FACTORS

         Prospective investors should carefully consider the specific factors set forth below, as well as the other information included in this Prospectus, before deciding to invest in the Shares offered hereby.

ACQUISITION AND GROWTH STRATEGY; RISKS ASSOCIATED WITH INTEGRATING NEW
FACILITIES

         The Company's ability to significantly increase revenue, operating cash flow and net income over time depends in large part upon its success in acquiring and enhancing, or constructing, additional facilities at suitable locations upon satisfactory terms. There can be no assurance that suitable facility acquisitions or lease opportunities will be available or that the Company will be able to consummate acquisitions or leasing transactions on satisfactory terms. In addition, the acquisition of facilities may become more expensive in the future if demand and competition increase. The likelihood of the continued success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the improvement of existing and acquired facilities and the construction and opening of new facilities, including delays in obtaining required permits.

         To implement its expansion strategy successfully, the Company must integrate acquired or newly opened facilities into its existing operations, which may necessitate the implementation of enhanced operational and financial systems and may require additional employees and management, operational, financial and other resources. As part of its strategy, the Company has recently entered the ice rink and family entertainment industries, in which the Company has only limited experience and which involve all the risks commonly associated with the establishment of new lines of business. As the Company grows, there can be no assurance that additional facilities can be readily integrated into the Company's operating structure. The Company's inability to efficiently integrate facilities or to successfully operate within the ice rink and family entertainment industries could have a material adverse effect on the Company's financial condition and results of operations. In addition, a number of the facilities which the Company has acquired have, and facilities it may acquire in the future may have, experienced losses. As a result of the timing of the Company's acquisitions, the seasonality of the acquired businesses, the expansion of the Company's business to include ice rinks and Family Sports Supercenters and other factors, the Company's historical and pro forma results of operations referred to herein are not necessarily indicative of future results. There can be no assurance that facilities recently acquired by the Company or those that the Company may acquire in the future will operate profitably and will not materially adversely affect the Company's financial condition and results of operations.

DEPENDENCE ON THE GOLF INDUSTRY AND DISCRETIONARY CONSUMER SPENDING

         Although the Company has expanded its business outside the golf industry, the Company is highly dependent on the golf industry, and the public's interest in utilizing golf practice centers, for the generation of its revenues and earnings. Activities such as golf have, in the past, been susceptible to increases and decreases in popularity that have materially affected the financial condition and results of operations of companies dependent on such activities, and there can be no assurance that the golf industry will not suffer a material decrease in popularity, which would result in a material adverse effect on the Company's financial condition and results of operations. The amount spent by consumers on discretionary items, such as the family entertainment activities offered by the Company, have historically been dependent upon levels of discretionary income, which may be adversely affected by general economic conditions. A decrease in consumer spending on golf and other family entertainment activities could have a material adverse effect on the Company's financial condition and results of operations.

RESTRICTIONS IMPOSED BY CREDIT FACILITY AND OTHER INDEBTEDNESS

         The Credit Agreement, dated December 2, 1998, between the Company, The Chase Manhattan Bank, as Agent and as a Lender, and the other Lenders named therein, provides for borrowings by the Company of up to $100 million (the "Credit Facility"). The Credit Facility as well as certain other instruments governing the Company's indebtedness include covenants that, among other things, restrict the ability of the Company to incur additional indebtedness, dispose of assets, merge or consolidate with another entity, create liens, pay dividends, or make investments, acquisitions or capital expenditures. Under the Credit Facility, the Company is also required to maintain certain financial ratios and meet certain tests and the Credit Facility restricts the Company's ability to prepay the Company's other indebtedness. The ability of the Company to comply with such provisions may be affected by events that are beyond the Company's control. Failure to comply with certain covenants would, among other things, permit the Company's lenders to accelerate the maturity of the obligations thereunder and could result in cross-defaults permitting the acceleration of debt under other Company agreements. Moreover, as a result of these covenants, the ability of the Company to respond to changing business and economic conditions and to secure additional financing, if needed, may be restricted significantly, and the Company may be prevented from engaging in transactions that might otherwise be considered beneficial to the Company.

ADDITIONAL FINANCING REQUIREMENTS

         The Company anticipates, based on its currently proposed expansion plans and assumptions relating to its operations, that its available cash, together with anticipated bank borrowings and cash flow from operations, will be sufficient to permit the Company to conduct its operations and to carry on its contemplated expansion through at least the next 12 months. The Company also anticipates that it will need to raise substantial additional capital in the future to continue its long term expansion plans. There can be no assurance that the Company will be able to obtain additional financing on favorable terms, or at all.

FLUCTUATING OPERATING RESULTS; VULNERABILITY TO WEATHER CONDITIONS AND
SEASONALITY

         Historically, the second and third quarters of the calendar year have accounted for a greater portion of the Company's revenues than have the first and fourth quarters of the year. This is primarily due to an outdoor playing season limited by weather. Although most of the Company's driving ranges are designed to be all-weather facilities, portions of the Company's facilities, including the miniature golf courses, are outdoors and vulnerable to weather conditions. In addition, golfers are less inclined to practice when weather conditions limit their ability to play golf on outdoor courses. The Company expects its expansion into ice rink facilities and Family Sports Supercenters to partially offset such seasonality. The timing of new center openings and acquisitions may also cause the Company's results of operations to vary significantly from quarter to quarter. Accordingly, period to period comparisons are not necessarily meaningful and should not be relied on as indicative of future results. In addition, variability in the Company's results of operations could cause the price of the Company's securities to fluctuate following the release of interim results of operations or other information and may have a material adverse effect on the price of the Company's securities.

COMPETITION

         The golf center, ice rink and family entertainment industries are each highly competitive and include competition from other golf centers, golf courses, other ice rinks and family entertainment outlets and other recreational pursuits. In addition, the Company's pro shop business faces competition from other pro shops, specialty retailers and department stores. The Company may face imitation and other forms of competition and the Company cannot prevent others from utilizing a similar operational strategy. Many of the Company's competitors and potential competitors may have considerably greater financial and other resources, experience and customer recognition than does the Company. The Company operates 21 of its golf centers under the name "Golden Bear" pursuant to a non-exclusive license agreement (the "License Agreement") with a subsidiary (the "Licensor") of Golden Bear Golf, Inc. ("GBGI"). GBGI, the parent of the Licensor, is a competitor of the Company. The Licensor is permitted to establish, or license others to establish, Golden Bear golf centers that compete with the Company's golf centers, including the Company's Golden Bear golf centers, provided that, with one exception, the Company has the exclusive right to operate Golden Bear golf centers within a 10-mile radius of the Company's Golden Bear golf centers. There can be no assurance that competition will not adversely affect the Company's business or ability to acquire additional properties.

DEPENDENCE ON CERTAIN AGREEMENTS

         The future success of the business and operations of the Company is dependent, in part, upon certain key operating agreements, including its real property leases, management agreements with respect to certain municipal facilities and the License Agreement. Certain of these agreements are terminable at will and others may be terminated prior to their scheduled expiration should the Company default in its obligations thereunder. The termination or non-renewal of any of these agreements may have a material adverse effect on the Company. In particular, certain of the Company's management agreements with municipalities require the Company to make capital improvements to the facilities under management.

         If any of these management agreements are terminated, in most cases the municipality may retain, and is not obligated to pay the Company for the value of, such capital improvements. Unless reimbursed, the Company would immediately have to write-off, for accounting purposes, the undepreciated value of these capital improvements (which aggregate $7.5 million as of September 30, 1998), which are currently being depreciated and amortized over the life of the relevant management agreement.

         In addition, the Company operates 21 of its golf centers under the name "Golden Bear" pursuant to the License Agreement with the Licensor. Termination of the License Agreement could adversely affect the Company's Golden Bear golf centers and, possibly, the Company. The License Agreement expires December 31, 2008, subject to termination by the Company effective on December 31, 2000. The License Agreement is also subject to termination by the Company or the Licensor under certain other circumstances. The value of the "Golden Bear" name is dependent, in part, upon the continued popularity of Jack Nicklaus. Accordingly, the occurrence of any event which diminishes the reputation of Mr. Nicklaus and the related "Golden Bear" symbol could adversely affect the Company's Golden Bear golf centers. GBGI has disclosed in its public filings that it is a defendant in substantial class action litigation involving claims under the federal securities laws.

ENVIRONMENTAL REGULATION

         Operations at the Company's facilities involve the use and limited storage of various hazardous materials such as pesticides, herbicides, motor oil, gasoline, heating oil and paint, as well as various chemicals used to create, refrigerate and maintain the ice at its ice rinks. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property is generally liable for the costs of removal or remediation of hazardous substances that are released on or in its property regardless of whether the property owner or operator knew of, or was responsible for, the release of hazardous materials. The Company has not been informed by any governmental authority of any material non-compliance or violation by the Company of any environmental laws, ordinances or regulations and the Company believes that it is in substantial compliance with all such laws, ordinances and regulations applicable to its properties or operations. As of the date hereof, the Company has not incurred material costs of remediation, and the Company knows of no material environmental liability to which it may become subject. Although the Company usually hires environmental consultants to conduct environmental studies, including invasive procedures such as soil sampling or ground water analysis on facilities it owns, operates or intends to acquire, in some cases only limited invasive procedures are conducted on such properties and in a limited number of instances no environmental studies are conducted. Accordingly, there may be potential environmental liabilities or conditions of which the Company is not aware.

DEPENDENCE UPON KEY EMPLOYEE; RECRUITMENT OF ADDITIONAL PERSONNEL

         The Company is heavily dependent on the services of Dominic Chang, its Chairman of the Board and Chief Executive Officer. The loss of the services of Mr. Chang could materially adversely affect the Company. Mr. Chang has entered into an employment agreement with the Company which terminates on December 31, 2000. The Company owns key person life insurance in the amount of $5.0 million on the life of Mr. Chang. In addition, it is an event of default under the certain of the Company's principal credit facilities, including its $100.0 million revolving credit facility, if Mr. Chang is not the Chairman of the Board and Chief Executive Officer of the Company and if he does not own at least 5% of the Company's outstanding Common Stock. The Company will also be required to hire additional personnel and professionals to staff the additional facilities it intends to acquire, lease or construct. There can be no assurance that the Company will be able to attract and retain qualified personnel.

SIGNIFICANT STOCKHOLDER

         As of December 31, 1998, Dominic Chang beneficially owned 3,749,001 shares of Common Stock (including 1,500 shares of Common Stock owned by Mr. Chang's children and 15,000 shares of Common Stock issuable upon exercise of options which are currently exercisable), constituting approximately 14.5% of outstanding shares. Mr. Chang is, therefore, able to exercise significant influence with respect to the election of the directors of the Company and all matters submitted to a vote of the stockholders of the Company, including the acquisition or disposition of material assets.

VOLATILITY OF PRICE OF COMMON STOCK

         The trading price of the Company's Common Stock could be subject to fluctuations in response to variations in quarterly operating results, the gain or loss of significant contracts, changes in management, future announcements concerning the Company, general trends in the industry and other events or factors.

PREFERRED STOCK; POSSIBLE ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER, BY-LAW AND CONTRACTUAL PROVISIONS

         The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 2,000,000 shares of preferred stock, $0.10 par value per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders. Although no preferred stock is currently outstanding and the Company currently has no plans for the issuance of any preferred stock, there can be no assurance that the Company will not do so in the future. The ability of the Board of Directors to issue preferred stock could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management and, as a result, could prevent the stockholders of the Company from being paid a premium over the market value for their shares of Common Stock. The Company's By-Laws contain previous requiring advance notice of stockholder proposals and imposing certain procedural restrictions on stockholders wishing to call a special meeting of stockholders. Under certain of the Company's principal credit facilities it is an event of default if Mr. Chang is not the Chairman of the Board, Chief Executive Officer and beneficial owner of at least 5% of the outstanding Common Stock. In addition, the indenture with respect to the $115 million principal amount of notes (the "Indenture") gives the holders of the notes the right to have such notes redeemed if there is a Change of Control (as defined in the Indenture). Accordingly, such provisions could discourage possible future attempts to gain control of the Company (which attempts, if stockholders were offered a premium over the market value of their Common Stock, might be viewed as beneficial to stockholders).


                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the shares of Common Stock offered by the Selling Stockholders hereby. All such proceeds will be received by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The address of each Selling Stockholder is c/o Family Golf Centers, Inc., 538 Broadhollow Road, Melville, New York 11747. Subject to the following sentence, the following table sets forth the name and principal position(s) over the past three years with the Company of each of the Selling Stockholders and (a) the number of shares of Common Stock each Selling Stockholder beneficially owned as of December 31, 1998; (b) the number of shares of Common Stock owned or which may be acquired by each Selling Stockholder upon grant of Awards or the exercise of Options pursuant to the Plan being registered hereby, together with the Additional Shares granted outside of the Plan, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all Common Stock acquired by such Selling Stockholder pursuant to the Plan and registered hereby and assuming no additional shares of Common Stock are acquired or issued. This Prospectus also relates to the reoffers and resales of Plan Shares by certain unnamed non-affiliates each of whom may sell up to 1,000 of such shares of Common Stock. There is no assurance, however, that any of the Selling Stockholders, including the unnamed non-affiliates, will sell any or all of the shares of Common Stock offered by them hereunder.



                                                                                                    Number of Shares of
                                                     Number of Shares of    Number of Shares        Common Stock Beneficially
                                                     Common Stock           of Common Stock         Owned after this Offering
Selling Stockholders      Position with Company      Beneficially Owned     Offered Hereby(1)       Number           Percent
--------------------      ---------------------      -------------------    -----------------       ------           -------
Krishnan P. Thampi        President, Chief                     520,719 (2)              200,250       520,719 (2)     2.0%
                          Operating Officer,
                          Assistant Secretary,
                          Treasurer and Director

Jeffrey Key               Chief Financial Officer               53,500 (3)               90,000 (4)   53,500 (3)      *
Robert J. Krause          Senior Vice President -               59,975 (5)               19,500       59,975 (5)      *
                          Strategic Planning and
                          Development
Margaret M. Santorufo     Controller                            14,751 (6)               17,250       14,751 (6)      *
William Schickler         Senior Vice President                 93,750 (7)               19,500       93,750 (7)      *
Pamela S. Charles         Vice President,                       19,750 (8)               17,250       19,750 (8)      *
                          Secretary and General
                          Counsel
Richard Hasslinger        Senior Vice President -               41,050 (9)               18,750       41,050 (9)      *
                          Regional Manager
Garrett J. Kelleher       Vice President - Finance              13,000 (10)               2,000       13,000 (10)     *
Rodger P. Potocki         Vice President -                      18,307 (11)               2,000       18,307 (11)     *
                          Regional Manager
--------------------

      * Represents less than 1% of the number of shares outstanding.

(1) Includes shares of Common Stock underlying options which have been granted to such Selling Stockholders, but which have not yet vested and are not exercisable within 60 days of the date hereof and also includes shares of Common Stock granted as Awards which are subject to forfeiture under certain circumstances.

(2) Includes 212,544 shares of Common Stock issuable upon exercise of options which are currently exercisable and 170,250 shares of restricted Common Stock awarded under the Plan. Excludes 132,588 shares of Common Stock underlying options, including 30,000 underlying Options issued pursuant to the Plan, which will not become exercisable within 60 days of the date hereof.

(3) Includes 6,000 shares of Common Stock issuable upon exercise of options which are currently exercisable, 25,000 shares of restricted Common Stock awarded under the Plan and 22,500 shares of restricted Common Stock issued outside of the Plan. Excludes 110,000 shares of Common Stock underlying options, including 20,000 underlying Options issued pursuant to the Plan, which will not become exercisable within 60 days of the date hereof.

(4)   Includes 22,500 of Additional Shares issued outside of the Plan.

(5) Includes 53,975 shares of Common Stock issuable upon exercise of options which are currently exercisable and 4,500 shares of restricted Common Stock awarded under the Plan. Excludes 42,500 shares of Common Stock underlying options, including 15,000 underlying Options issued pursuant to the Plan, which will not become exercisable within 60 days of the date hereof.

(6) Includes 12,500 shares of Common Stock issuable upon exercise of options which are currently exercisable and 2,250 shares of restricted Common Stock awarded under the Plan. Excludes 30,000 shares of Common Stock underlying options, including 15,000 underlying Options issued pursuant to the Plan, which will not become exercisable within 60 days of the date hereof.

(7) Includes 89,250 shares of Common Stock issuable upon exercise of options which are currently exercisable and 4,500 shares of restricted Common Stock awarded under the Plan Excludes 51,000 shares of Common Stock underlying options, including 15,000 underlying Options issued pursuant to the Plan, which will not become exercisable within 60 days of the date hereof.

(8) Includes 17,500 shares of Common Stock issuable upon exercise of options which are currently exercisable and 2,250 shares of restricted Common Stock awarded under the Plan. Excludes 40,000 shares of Common Stock underlying options, including 15,000 underlying Options issued pursuant to the Plan, which will not become exercisable within 60 days of the date hereof.

(9) Includes 37,000 shares of Common Stock issuable upon exercise of options which are currently exercisable and 3,750 shares of restricted Common Stock awarded under the Plan. Excludes 32,750 shares of Common Stock underlying options, including 15,000 underlying Options issued pursuant to the Plan, which will not become exercisable within 60 days of the date hereof.

(10) Includes 9,000 shares of Common Stock issuable upon exercise of options which are currently exercisable. Excludes 9,000 shares of Common Stock underlying options, including 2,000 underlying Options issued pursuant to the Plan, which will not become exercisable within 60 days of the date hereof.

(11) Includes 12,607 shares of Common Stock issuable upon exercise of options which are currently exercisable. Excludes 9,500 shares of Common Stock underlying options, including 2,000 underlying Options issued pursuant to the Plan, which will not become exercisable within 60 days of the date hereof.

     As the names and amounts of securities to be sold by additional Selling Stockholders become known, the following information will be included in a prospectus supplement, if required: the name and position(s) over the last three years with the Company of each Selling Stockholder; the number of shares of Common Stock owned by each Selling Stockholder; the number of shares of Common Stock owned or which may be acquired under options by each Selling Stockholder and being registered for resale by the Selling Stockholders; and the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following the offering.


                              PLAN OF DISTRIBUTION

     The Shares offered by this Prospectus may be sold from time to time by the Selling Stockholders or by transferees thereof. No underwriting arrangements have been entered into by the Selling Stockholders. The distribution of the Shares by the Selling Stockholders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a Selling Stockholder in connection with sales of the Shares.

     In order to comply with certain state securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to such Shares for a period of one or five business days prior to the commencement of such distribution. In addition to, and without limiting, the foregoing, each of the Selling Stockholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders or any such other person. All of the foregoing may affect the marketability of the Shares. The Company will bear all expenses of the offering, except that the Selling Stockholders will pay any applicable brokerage fees or commissions and transfer taxes.


                          DESCRIPTION OF CAPITAL STOCK

     A description of the Company's capital stock is contained in the Company's registration statement on Form 8-A, which is incorporated by reference herein. See "Incorporation of Certain Documents by Reference."


     LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the company or its stockholders,
(ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation provides that the Company shall indemnify its officers, directors, employees and other agents to the fullest extent permitted by Delaware law.

     The Company maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                 LEGAL MATTERS

     The validity of the Shares has been passed upon for the Company by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176. Kenneth R. Koch, Esq. a partner of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, holds options to purchase shares of the Company's Common Stock.

                                    EXPERTS

          The consolidated financial statements of the Company as at December 31, 1997 and December 31, 1996 and for each of the years in the three-year period ended December 31, 1997, have been audited by Richard A. Eisner & Company, LLP, independent auditors, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon such report given upon authority of said firm as experts in accounting and auditing. The supplemental consolidated financial statements of Family Golf Centers, Inc. and subsidiaries (reflecting the consolidation of Family Golf Centers, Inc. and Eagle Quest Golf Centers, Inc.) as at December 31, 1997 and December 31, 1996 and for each of the years in the three-year period ended December 31, 1997, have been audited by Richard A. Eisner & Company, LLP, independent auditors, as indicated in their report therein which, is based in part on the report of other auditors and are incorporated by reference herein in reliance upon such reports given upon authority of said firms as experts in accounting and auditing. The consolidated financial statements of MetroGolf Incorporated as at December 31, 1997 and for the year then ended have been audited by Richard A. Eisner & Company, LLP, independent auditors, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Eagle Quest Golf Centers Inc. as at December 31, 1997 and 1996 and for the year ended December 31, 1997 and for the period from incorporation on February 5, 1996 to December 31, 1996 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent chartered accountants, incorporated by reference herein in reliance and upon the authority of said firm as experts in accounting and auditing. Such report includes additional comments for U.S. readers that cast substantial doubt as to Eagle Quest's ability to continue as a going concern. The Eagle Quest financial statements did not include any adjustments that might result from the outcome of that uncertainty. The consolidated financial statements of Golden Bear Golf Centers, Inc. at December 31, 1997 and 1996 and for the years then ended incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports giving said reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports. The financial statements of Leisure Complexes, Inc. at and for the year ended December 31, 1996 are incorporated by reference herein in reliance on the report of Feldman, Gutterman, Meinberg & Co., independent auditors, given upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of SkateNation Inc. at September 30, 1998 and 1997 and for the years then ended, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

===============================================================================
No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the dates as of which such information is furnished.



                     --------------------

                       TABLE OF CONTENTS



                                                             Page
                                                             ----
Available Information ......................................  2
Incorporation of Certain Documents by Reference ............  2
Special Note Regarding Forward Looking
   Statements ..............................................  3
Prospectus Summary .........................................  4
Risk Factors ...............................................  5
Use of Proceeds ............................................  8
Selling Stockholders .......................................  9
Plan of Distribution ....................................... 10
Description of Capital Stock ............................... 11
Limitation of Liability and Indemnification
   of Directors and Officers ............................... 11
Legal Matters .............................................. 11
Experts .................................................... 12



===============================================================================

===============================================================================





                               1,522,500 SHARES





                                  FAMILY GOLF



                                 CENTERS, INC.










                                  COMMON STOCK








                                 --------------


                                  PROSPECTUS



                                 --------------





                               JANUARY 15, 1999


===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------
     Incorporated herein by reference and made a part of this Prospectus are the following: (1) the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997; (2) the Company's Proxy Statement on Schedule 14A filed with the Commission on May 15, 1998; (3) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; (4) the Company's Current Reports on Form 8-K dated January 30, 1998, April 2, 1998, June 16, 1998, June 30, 1998, July 20, 1998 and December 2,
1998; (5) the Company's Amendments to Current Reports on Form 8-K/A dated January 30, 1998, June 30, 1998 and December 2, 1998 and (6) the description of the Common Stock which is registered under Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form 8-A dated November 8, 1994. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein (not including exhibits to the information that is incorporated by reference herein). Requests for such information should be directed to: Family Golf Centers, Inc., 538 Broadhollow Road, Melville, New York 11747; Attention: Chief Executive Officer. The Company's telephone number is: (516) 694-1666.

ITEM 4.    DESCRIPTION OF SECURITIES
------
     Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL
------
     The validity of the Common Stock issuable upon the exercise of options granted pursuant to the Plan will be passed upon by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176. Kenneth R. Koch, Esq., a member of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, holds options to purchase shares of the Company's Common Stock.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
------
     Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. The Company's Certificate of Incorporation includes the following language:

     No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Eighth of the Certificate of Incorporation of the Company permits indemnification of, and advancement of expenses to, among others, officers and directors of the Corporation. Such Article provides as follows:

     "(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonable incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in paragraph (c) of this Article Eighth with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify and such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b) The right to indemnification conferred in paragraph (a) of this Article Eighth shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Eighth or otherwise.

     (c) The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article Eighth shall be contract rights. If a claim under paragraph (a) or (b) of this Article Eighth is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law, and (ii) any suit by the Corporation to recover an advancement of expense pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article Eighth or otherwise, shall be on the Corporation.

     (d) The rights to indemnification and to the advancement of expenses conferred in this Article Eighth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

     (f) The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by an amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

     (g) Any repeal or modification of the foregoing provisions of this Article Eighth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

     The Company maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors and officers.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED
------
     220,000 of the Shares offered hereby are restricted securities (the "Restricted Securities") to be reoffered or resold pursuant to this Registration Statement and were issued without registration in reliance upon
Section 4(2) of the Securities Act. The Restricted Securities were issued to an aggregate of 14 persons and did not involve any general solicitation. In addition, each of the recipients of the Restricted Securities has represented that such recipient understands that the Common Stock may not be sold or otherwise transferred absent registration under the Act or an exemption therefrom and each certificate representing shares of such Common Stock bears a restrictive legend to such effect.

ITEM 8.    EXHIBITS
------

       *3.1         Certificate of Incorporation, as amended.
      **3.2         Amended and Restated Bylaws.
        4.1         Form of Stock Certificate
     ***4.2         1998 Stock Option and Award Plan
        5.1         Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP.
       23.1         Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (contained in
                    Opinion filed as Exhibit 5.1).
       23.2(A)      Consent of Richard A. Eisner & Company, LLP.
       23.2(B)      Consent of Richard A. Eisner & Company, LLP.
       23.3         Consent of KPMG LLP.
       23.4         Consent of Feldman, Gutterman, Meinberg & Co.
       23.5         Consent of Arthur Andersen, LLP
       23.6         Consent of PricewaterhouseCoopers LLP
       24.1         Power of Attorney (included on page II-VI, the signature page hereto).

--------------------

* Incorporated by reference to exhibit 3.1 filed in Amendment No. 1 to the Company's Registration Statement on Form SB-2 filed on June 12, 1996 (Registration No. 333-4541).

** Incorporated by reference to exhibit 3.2 to the Company's Registration Statement on Form SB-2 filed on May 24, 1996 (Registration Statement No. 333-4541).

*** Incorporated by reference to Annex A of the Company's Proxy Statement on Schedule 14A, filed on May 15, 1998.

ITEM 9.    UNDERTAKINGS
------
      (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on the 15th day of January, 1999.

                                             FAMILY GOLF CENTERS, INC.

                                             By: /s/ Dominic Chang
                                                 --------------------------
                                                 Dominic Chang
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dominic Chang, and Krishnan P. Thampi and Jeffrey C. Key or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                         TITLE                                     DATE
         ---------                                         -----                                     ----
      /s/ Dominic Chang
      ----------------------          Chairman of the Board and Chief Executive             January 15, 1999
         Dominic Chang                Officer (Principal Executive Officer)

      /s/ Krishnan P. Thampi
      ----------------------          Chief Operating Officer, President, Assistant         January 15, 1999
      Krishnan P. Thampi              Secretary, Treasurer and Director

      /s/ James Ganley
      ----------------------          Director                                              January 15, 1999
         James Ganley


      ----------------------          Director                                              January 15, 1999
        Jimmy C.M. Hsu


      ----------------------          Director                                              January 15, 1999
          Yupin Wang

      /s/ Jeffrey Key
      ----------------------          Chief Financial Officer                               January 15, 1999
         Jeffrey Key                  (Principal Financial Officer)


                                 Exhibit Index
                                 -------------

   Exhibit Number                                  Description
   --------------                                ---------------
        *3.1           Certificate of Incorporation, as amended.
       **3.2           Amended and Restated Bylaws.
         4.1           Form of Stock Certificate
      ***4.2           1998 Stock Option and Award Plan
         5.1           Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP.
        23.1           Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                       (contained in Opinion filed as Exhibit 5.1).
        23.2(A)        Consent of Richard A. Eisner & Company, LLP.
        23.2(B)        Consent of Richard A. Eisner & Company, LLP.
        23.3           Consent of KPMG LLP.
        23.4           Consent of Feldman, Gutterman, Meinberg & Co.
        23.5           Consent of Arthur Andersen, LLP
        23.6           Consent of PricewaterhouseCoopers LLP
        24.1           Power of Attorney (included on page II-VI, the signature
                       page hereto).



--------------------

* Incorporated by reference to exhibit 3.1 filed in Amendment No. 1 to the Company's Registration Statement on Form SB-2 filed on
         June 12, 1996 (Registration No. 333-4541).

** Incorporated by reference to exhibit 3.2 to the Company's Registration Statement on Form SB-2 filed on May 24, 1996 (Registration Statement No. 333-4541).

*** Incorporated by reference to Annex A of the Company's Proxy Statement on Schedule 14A, filed on May 15, 1998.